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                                                                    EXHIBIT 15.1


INDEPENDENT ACCOUNTANTS' AWARENESS LETTER



Ameritrade Holding Corporation
Omaha, Nebraska


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Ameritrade Holding Corporation and subsidiaries for the three month periods ended December 31, 2002 and 2001, as indicated in our report dated February 11, 2003; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your quarterly report on Form 10-Q for the quarter ended December 31, 2002, is incorporated by reference in Registration Statement Numbers 333-99481, 333-99353, 333-40631, 333-77573 and 333-86164 on Form S-8, Registration
Statement Number 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement Number 333-88632 on Form S-3 to Form S-4.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP


February 11, 2003
Omaha, Nebraska